Exhibit 99.2
Remarks of Richard T. Clark,
Chief Executive Officer and President
Merck & Co., Inc.
at the
Merck Strategy Meeting
Whitehouse Station, New Jersey
December 15, 2005
     Thank you, Graeme. And thanks to all of you for joining us today.
     I want to begin by speaking about the litigation and related controversies that, unfortunately, have generated recent headlines about Merck. Given the heightened media coverage of the past few days, I thought it would be appropriate to make a few brief points.
     First, in the most recent case in Texas, you have seen the reports. We were just one vote short of a defense verdict. This further underscores our intention to defend these cases and the fact that the Company acted responsibly and in the best interests of patients every step of the way. At Merck, we pride ourselves in our scientific ability and integrity. Our ethical standards are the foundation of our Company.
     Second, while we are mindful of the imperative of defending Merck and its reputation, I am determined not to allow the litigation process to disrupt our business operations or to distract us from our efforts to restore Merck to a position of industry leadership.
     Let me repeat what we have said consistently: we have the will, and the resources, to defend this Company and we will do so as long as it takes to see this process through to a conclusion, while continuing to pursue our mission of bringing novel and critically needed medicines and vaccines to the patients who need them.
     As I look around the room, I see a lot of familiar faces. Over the past six months, I’ve met with many of you. I’ve listened to you and to what you’ve had to say. Those conversations confirmed what I knew when I took this job: we have a lot of work to do to make Merck a leader again.
     Merck has a great history. We are proud of that history and proud of our core values — of putting patients first, of always acting with ethics and integrity. We honor that history — and those values — because they are an indispensable part of what made Merck the most respected name in pharmaceuticals.

     But we also recognize, that while we were once the envy of the industry, that’s not the case today. We understand that to regain our leadership position, we have to change. Not change at the margins, but major, far-reaching change.
     Every research-based pharmaceutical company faces many significant challenges in today’s global health care market. Declining success rates in developing new drugs. Rising costs to develop and bring new drugs to market. Increasing pressure on returns. Growing sensitivity to price. Increased reimbursement pressure. And heightened levels of regulatory scrutiny.
     At the same time, we see that enormous opportunities also present themselves. Diseases on the rise for which treatments do not yet exist. The growth of diseases like Alzheimer’s and certain cancers in our aging population. The technological revolution, which is opening new frontiers in research and development. Rising levels of access, income, and insurance coverage in key emerging pharmaceutical markets. And unprecedented levels of patient involvement in their own health care decisions.
     By meeting the challenges and taking advantage of the opportunities this environment provides, Merck can reclaim its leadership position. We can again be the company to which patients, physicians, and payers alike look for unmatched excellence.
     Reclaiming our leadership requires us to take a completely different approach to every aspect of our business, as we will discuss in detail today. That includes prioritizing our investments in our core business and pursuing focused acquisitions, licensing opportunities, and partnerships.
     It also means generating top-line growth and double digit earnings growth over the next three to five years — and then sustaining that growth in the years that follow.
     When I talk about double digit earnings growth, I’m talking about a compound growth rate, using 2005 as the base year and excluding charges. We expect that bottom line earnings growth will begin in 2007 and strengthen by the end of the period, so that on a compound annual basis, you’ll see double digit earnings per share growth.
     I want to emphasize one point: these projections are not based on optimistic scenarios. They are based on conditions as they currently exist, as well as anticipated changes in the environment. That’s why we are very confident and very comfortable with this goal.
     Of course, every company wants to be the best. So the big question is not where we want to go, but how are we going to get there. We have a plan to get where we want to go — our Plan to Win.
     We are fortunate that while we work to change our business model, our growth will also be driven by key innovative products that are already on the market or that we expect to bring to market over the next several years.

Vytorin and Zetia are performing well in meeting the strong demand for drugs to treat high cholesterol
Gardasil promises to help millions of women prevent cervical cancer, the second leading cause of cancer deaths in women worldwide.
Zostavax is expected to be eagerly sought by the tens of millions of older adults who are at risk of shingles and its complications.
And Rotateq should be highly valued for its ability to prevent hundreds of thousands of death in infants and children worldwide from the complications of GI upsets.
We will make the investments needed to maximize the success of these products.
     In addition, promising drugs in late stage development for diabetes, insomnia, heart disease, high cholesterol, and HIV/AIDS are also expected to drive growth between now and the end of the decade. Peter Kim will provide more detail, but I’d like to give you a brief description of them now.
Januvia — the proposed trademark for the compound known as MK-431 — has a novel mechanism of action with the potential to deliver highly effective results. We expect it to control blood sugar in diabetics, with few side effects. It also has the potential — as seen in animal studies — to alter the course of the disease.
Gaboxadol could help millions of people with sleep disorders enjoy a more restful sleep.
MK-524A and MK-524B hold significant promise in further addressing the critical need for lipid/cholesterol management and the prevention of coronary heart disease. These two compounds, which are being announced for the first time today, have the potential to transform how patients manage their cholesterol.
And MK-518 is expected to be the first in a new class of antiretrovirals that is effective in inhibiting integrase — an enzyme necessary for the survival of the virus.
     So as we change our business model, it’s important to note that growth will not be put on hold.
     In addition, we will also drive growth through acquisitions and partnerships that reinforce our core pharmaceutical business. And we will also pursue certain acquisitions in diagnostics and devices — not to build a standalone business in that area — but rather to enhance our core business. Furthermore, we will look for opportunities to participate in authorized generics.

     It’s important to note that my management team was closely involved in the plan’s development. More than 200 leaders of the company have contributed to the plan we are presenting to you today.
     Our plan is generating a lot of excitement throughout the organization. The people of Merck are committed to change because they are committed to Merck’s success as a true leader. As many of you have probably heard me say — I’ve spent most of my career at Merck. I know what it’s like to be on top. And I want to get there again.
     So, let’s look at our Plan to Win.
     It has five strategic actions, which we are executing simultaneously.
•	One, we are focusing on priority disease areas.

•	Two, we are completely redefining our product discovery and development process.

•	Three, we are creating a new commercial model.

•	Four, we are working to achieve leadership in emerging pharmaceutical markets worldwide.

•	And five, we are creating a lean and flexible cost structure.
     Each of these five strategic actions will be supported by a culture that expects high performance and manages consequences when results fall short. This strategy is based on our uncompromising commitment to ethics and integrity. And it will be supported by our strong ability to execute.
     Let’s look first at our decision to concentrate on priority disease areas. In the past, Merck pursued all areas of unmet medical need; if we saw an opportunity, we took it.
     Under our Plan to Win, we are now prioritizing our areas of research, based on scientific opportunity and value to our customers. We’ve identified nine disease areas to concentrate on. We will commit the resources needed to invest both broadly and deeply in those areas across the Company. We will build scientific leadership in these areas. We will pursue acquisitions and licensing opportunities that will complement the work we do in our labs. Our goal is clear: to remain or become the leader in the treatment of these nine disease categories.

     We are committed to developing products that are highly valued by patients, physicians, and payers alike. They will value them because of what they will provide — targeted, differentiated, best-in-class, treatment. And we will support these products through their lifecycle, constantly looking for continuous improvement in their indications and use.
     Of course, there is almost an unlimited universe of unmet medical needs to choose from. So we have chosen wisely and carefully. As this slide shows [slide 10], our nine priority disease areas are Alzheimer’s disease, atherosclerosis, cardiovascular disease, diabetes, novel vaccines, obesity, targeted therapies in cancer, pain, and sleep disorders. In each of these areas, our goal is to make Merck the acknowledged leader in treating that disease.
     It’s also important to note, however, that while these nine areas are our priority, we will still work in other areas, as well. This slide [slide 11] lists the areas we will continue to invest in, but in a more focused way. Those investments will not be as broad or as deep as in our nine priority areas. Instead, we will invest in developing drugs against specific targets, rather than look to lead in the entire category.
     As you look at our development pipeline, you will see some products that don’t fall into our new priority areas. Nevertheless, we will pursue the work already underway, either until the scientific trail runs cold or all the way to market. Furthermore, if we find attractive external licensing opportunities, where clinical proof of concept exists, we will pursue them, regardless of therapeutic area, if they make sense.
     Of course, we recognize that science — and the marketplace — are both constantly changing. So while we are setting priorities, we are not doing so at the expense of flexibility. As major developments occur, we will re-evaluate our focus, if and when appropriate.
     Next, we are redefining our discovery and development process to yield new high-value products more efficiently. We need to be able to move faster and smarter than ever before.
     That means we need to be attentive, early and often, to the needs of the marketplace and of those who prescribe, use, and pay for our products.
     It means we have to seek out and build partnerships with scientific leaders and key opinion leaders.
     It means we have to increase our external sourcing capabilities.
     It means we must integrate key product enablers, such as biomarkers, to differentiate Merck’s medicines in the marketplace.

     And it means we must increase our rate of success, even as we maximize the speed and efficiency with which we move compounds through the pipeline.
     That’s why we are redefining our R&D model from start to finish.
     Increasing productivity means expanding our pipeline, both through work in our own labs and by licensing. And it also means making the best use of our talent by outsourcing non-core R&D activities.
     To improve success rates, we’re developing biomarkers early on; we’re using molecular profiling at the pre-clinical stage; and we’re using experimental medicine to more accurately validate targets.
     To increase the speed at which things move through the pipeline, we are applying Six Sigma concepts to help increase throughput by 20 percent — without increasing our operational costs.
     And to ensure that Merck attracts and retains the best talent available in the world, we are offering scientists the chance to break new ground in meeting important medical challenges and to work with some of the best of their counterparts outside Merck in doing so.
     Active external partnering will also be an important component of this strategy. Over the past five years, Merck has completed more than 190 transactions and has achieved a high success rate in priority transactions. As this slide indicates [slide 16], 2005 brought us some very important partnerships with organizations that have much to offer Merck.
     All of this has been part of the almost four-fold increase in productivity we’ve realized since 2001. As you can see [slide17], the number of programs entering Phase I and Phase II has increased far more rapidly than basic and pre-clinical spending.
     Next, I would like to turn to our commitment to create a new commercial model for Merck — a model that is based on efficiently providing value to all our customers — patients, physicians, and payers — by getting them the right information, at the right time, in the right way.
     This will involve several key principles.
     We will engage key opinion leaders to a greater extent than ever before, to ensure that scientific information is being developed and rapidly communicated.
     We will increase the productivity of our marketing and sales efforts to promote our products to primary care physicians.

     We will make increasing use of technology to target our communications and make them more cost-effective.
     We will make the investments needed to successfully launch new products, so that patients, physicians, and payers will all quickly learn how our new products can benefit them.
     We will devote more resources on informing payers and consumers, both of which are becoming more and more involved in prescription choice.
     And we will continue to demonstrate — with good, hard data — why Merck’s products offer unique benefits that no other medicine can fully match.
     Our engagement with scientific leaders and payers will be concentrated in our priority disease areas. Through better communications, innovative partnerships and programs, and greater dialogue with the larger scientific community than ever before, we can develop unparalleled scientific leadership.
     We will also make certain that we are providing patients and payers alike with the information they need to make informed choices.
     I know how important it is to respond to the needs of payers. My seven years at Medco gave me a unique window into the many methods drug benefit plans use to save costs.
     And today, more than ever before, patients want to be able to participate in their care — but they need accurate, clear, information to do so. Such information must be able to answer the most important questions that patients commonly ask. Is this medicine safe? Will I be able to tolerate it? Will it work? Is it cost-effective?
     We’re going to provide that information through channels that they can access and trust. This will include on-line resources; patient advocacy groups; and, of course, health professionals.
     And we will be driving productivity by redeploying our sales representatives and by using new tools to help them do their jobs more effectively. The physicians they serve will get greater value from the time they spend with our representatives.
     As you know, we have already cut in half the number of representatives promoting the same product and have reduced the number of products our representatives carry to just two.
     In addition, we are committing the full resources of our sales team behind our Vaccine Division, so we can commercialize our new vaccine launches. This includes redeploying 1500 representatives that currently support our major in-line products to support our new vaccine launches.

     And we are piloting a broad range of programs, both in the U.S. and abroad to increase productivity and improve our interactions with physicians.
     As this slide shows [slide 21], our pilot programs have produced real results. From a 9 percent increase in calls, to a three-fold increase in physician interaction time, to enhancing our reputation as a top company and increasing the requests for visits from our representatives from physicians who had been hard to reach, these pilots are yielding measurable improvement.
     Through all these efforts, along with a more targeted approach to consumer education, we expect to reduce our spending per brand by 15 to 20 percent within the next five years. Taken together, our commercial model will be leaner, more nimble, more information and value driven, and much more cost-effective.
     As we look to the future, our plan also focuses on the enormous opportunities that exist in emerging pharmaceutical markets around the world.
     We are determined to build a long-term leadership position in those markets. We will make the profitable investments needed to secure that status. And we will also lower our costs by taking advantage of sourcing capabilities those markets offer.
     We have a strong foundation on which to build. We expect our revenue growth in key emerging pharmaceutical markets to double by the year 2010 — to more than $2 billion. And if we look at some of those key markets, you’ll see we’re on track to achieve that.
     In China, we’ve realized a 23 percent growth in revenue and a 46 percent growth in profit compound annual growth rate since 1999. Merck’s top four products are number one in their class. And we now have a strong presence in 40 cities in China.
     In Russia, Turkey, and Hungary — another region with enormous potential — we’ve seen an 11 percent increase in revenue compound annual growth rate over the past five years. Merck is the number two U.S. based company in this region, but we are determined to do even better.
     I also want to point out that Merck is already sourcing global capabilities from emerging pharmaceutical markets. Our main focus here is in China and India.
     In general, cost reductions from sourcing manufacturing and conducting clinical trials in China range between 40 and 60 percent, when compared to sourcing in developed markets. In India, those reductions range from 30 to 40 percent — and all without any loss in quality.
     By achieving leadership in emerging pharmaceutical markets, we will enhance our status as a global company.

     The final strategic action I want to outline for you regards our cost structure — and our plan to make it both lean and flexible.
     To transform our cost structure, we are redesigning our processes company-wide, increasing the effectiveness and lowering the cost base across the Company.
     We are building a world-class Six Sigma for growth capability throughout Merck.
     We will outsource and develop partners for our non-core activities.
     We will not waver in our drive to achieve best-in-class marketing and administrative efficiency.
     And we are committed to leading the industry in supply strategy, which is the first phase of our company-wide redesign.
     As we announced several weeks ago, our manufacturing process redesign will involve some tough steps. We plan to reduce our manufacturing headcount by 25 percent. We expect to reduce costs by 30 percent. We anticipate reducing the need for new capital expenditures by 50 percent. We plan to meet 35 percent of our manufacturing needs through external sourcing. And we are committed to reducing inventory by $400 million and to saving $1.2 billion in procurement, company-wide.
     Taken together, these savings in manufacturing should enable Merck’s gross margin beyond 2008 to return to levels consistent with those seen prior to the loss of U.S. market exclusivity for Zocor.
     In addition, we are redesigning all our end-to-end processes to fundamentally shift our cost base. This includes all general and administrative processes, our global commercial processes, and our product development and lifecycle management process. The 20 to 30 percent savings we expect to generate will enable us to maintain our marketing and administrative expenses at 2006 levels in the years ahead.
     These actions to dramatically alter our cost structure will make a significant contribution towards our goal of double-digit growth.
     But growth projections are just one of the benchmarks we will use to measure our progress. I will set metrics that we will use to evaluate our progress and our success — and we will hold people responsible for meeting them. Effort counts, but results count more — and I am counting on results.
     This [slide 32] provides examples of how we are thinking about measuring progress in each of our five strategic action areas. We will set definite goals — and I expect us to meet them.

     This is an ambitious plan, but like any plan, its eventual success or failure rests in our ability to execute it. I am very comfortable with the scope and the strategies our plan includes. And I am very confident in our ability to execute it.
     The senior managers you will hear from today, along with the rest of our management team, have not only participated in developing this Plan to Win, they own it. And the hundreds of people they worked with in developing it also own it. Indeed, I believe that every Merck employee shares my commitment to make Merck great again.
     And when we do, this is what it will mean to Merck, to those we serve, and to our shareholders.
     For our patients it will mean products that address their medical needs in ways that no other product can. It will improve their quality of life and the state of their health.
     For physicians, it will mean better outcomes for the patients they serve with such commitment and dedication. It will enhance their ability to make a real difference for their patients.
     For payers, it means products that are truly differentiated and that offer high value for their health care spending. It will ensure that they are getting what they pay for, and that their stakeholders are healthier because of it.
     For Merck, it will mean a new generation of scientific achievement and accomplishment that will once again make us the leader of the industry. It will make Merck the most desired place to work for people who want to use their talent to improve the health of the world.
     And for shareholders it will mean double digit growth and leadership in returning value to shareholders. It will mean that Merck will once again hold a valued place in their portfolios and in their personal financial planning.
     Six months ago, when I became Merck’s CEO, I made a commitment to develop a strategic plan that would make a real difference to Merck. I believe we have met that commitment.
     Executing this plan will take a lot of hard work by every person at Merck. But I have absolutely no doubt that we are more than ready, more than willing, and more than able to do what it takes to make our Plan to Win work and work well. We have behind us a proud and distinguished legacy. We have before us an exciting and successful future. We are eager to make it happen.
     Thank you.
     Now I’d like to turn to Judy Lewent, who will provide us with more detail on our financial expectations.

Forward-Looking Statement
     This speech, including the financial information that follows, contains “forward-looking statements” as that term is defined in the Private Securities Litigation Reform Act of 1995. These statements are based on management’s current expectations and involve risks and uncertainties, which may cause results to differ materially from those set forth in the statements. The forward-looking statements may include statements regarding product development, product potential or financial performance. No forward-looking statement can be guaranteed, and actual results may differ materially from those projected. Merck undertakes no obligation to publicly update any forward-looking statement, whether as a result of new information, future events, or otherwise. Forward-looking statements in this speech should be evaluated together with the many uncertainties that affect Merck’s business, particularly those mentioned in the cautionary statements in Item 1 of Merck’s Form 10-K for the year ended Dec. 31, 2004, and in its periodic reports on Form 10-Q and Form 8-K, which the Company incorporates by reference.